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                     U.S SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 2, 2001


                                 QC Optics, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


  Delaware                          1-12337                       04-2916548
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(State or other                (Commission File                (IRS Employer
jurisdiction of                Number)                         Identification
incorporation)                                                 Number)


                      46 Jonspin Road, Wilmington, MA 01887
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                    (Address of Principal Executive Offices)


                                 (978) 657-7007
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On January 2, 2001, QC Optics, Inc. and Arthur Andersen LLP mutually agreed to terminate their audit relationship. Effective January 2, 2001, Arthur Andersen resigned as our independent auditors. The Board of Directors accepted the resignation of Arthur Andersen and the Audit Committee approved the selection of the new independent auditors.

         There were no disagreements between us and our former independent auditors regarding any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures in connection with the audit of each of our fiscal years in the period January 1, 1995 through December 31, 1999 or at any time subsequent thereto and prior to such resignation, which would have caused Arthur Andersen to make reference to the subject matter of such disagreement in connection with its report.

         The report of Arthur Andersen upon our financial statements for each of our fiscal years in the period January 1, 1995 through December 31, 1999 contained neither an adverse opinion nor a disclaimer of opinion nor was such report qualified or modified as to uncertainty, audit scope or accounting principles.

         On January 4, 2001, we engaged the services of Cayer Prescott Clune & Chatellier, LLP as our new independent auditors.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c) The following exhibit is filed herewith:

EXHIBIT NO.                      TITLE
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16.1                             Letter from Arthur Andersen LLP


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     QC Optics, Inc.


January 4, 2001                                      By: /s/ Eric T. Chase
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                                                         Eric T. Chase
                                                         President